Exhibit 10.14

AMENDMENT TO SPONSOR SUPPORT AGREEMENT

THIS AMENDMENT TO SPONSOR SUPPORT AGREEMENT, dated as of September 24, 2021 (this “Amendment”) is entered into by and among Amplitude Healthcare Holdings LLC, a Delaware limited liability company (“Sponsor”), Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC”), and Jasper Therapeutics, Inc. a Delaware corporation (“Jasper” and, together with Sponsor and AMHC, the “Parties”).

A. The Parties entered into that certain Sponsor Support Agreement, dated as of May 5, 2021 (the “Sponsor Support Agreement”) (unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Sponsor Support Agreement);

B. Pursuant to Section 25(a) of the Sponsor Support Agreement, the Sponsor Support Agreement may be amended by a writing signed by the Parties; and

C. The Parties have agreed to amend certain terms and conditions of the Sponsor Support Agreement, as fully set forth herein.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

Section 1. Amendment Sponsor Support Agreement. The following sections and subsections of the Sponsor Support Agreement are amended as set forth below:

(a) The first sentence of Section 6 shall be amended and restated as follows:

“The Sponsor agrees that, as of immediately following the Closing, 1,050,000 AMHC Class B Shares beneficially owned by the Sponsor as of immediately prior to the Closing (which, for clarity, shall be automatically converted into AMHC Class A Shares pursuant to Section 4.3(b) of the AMHC CoI prior to the Closing of the Merger and the Business Combination Agreement) (collectively, the “Sponsor Earn-Out Shares”) shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 6.”

(b) Section 6(b)(i) and Section 6(b)(ii) are hereby amended and restated as follows:

(i) (A) If, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over any twenty (20) Trading Days (as defined below) within any thirty (30) consecutive Trading Day period the VWAP (as defined below) of the AMHC Shares is greater than or equal to $11.50 (the “First Milestone”), then 250,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 250,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”). (B) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the AMHC Shares is greater than or equal to $15.00 (the “Second Milestone”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout”).

(ii) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the AMHC Shares is greater than or equal to $18.00 (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”), then 300,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 300,000 Sponsor Earn-Out Shares, the “Third Milestone Earnout” and together with the First Milestone Earnout and the Second Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(c) A new Section 6(d) shall be added, which shall read as follows:

“(d) Forfeiture of Certain Sponsor Shares. Effective as of immediately prior to the Closing, 200,000 AMHC Class B shares beneficially owned by the Sponsor shall be forfeited and AMHC shall direct AMHC’s transfer agent to transfer such forfeited shares to AMHC for cancellation, without any consideration for such transfer.”

Section 2. Effectiveness. This Amendment will be effective upon its execution by the Parties and as of the date specified above.

Section 3. No Other Modification; Reference to Agreement. The Sponsor Support Agreement shall not be modified by this Amendment in any respect except as expressly set forth in this Amendment, and except as expressly set forth in this Amendment, all terms and conditions of the Sponsor Support Agreement shall continue in full force and effect. On and after the effective date of this Amendment, each reference in the Agreement to “the Agreement,” “this Agreement,” “hereunder” and “hereof” or words of like import shall refer to the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

Section 4. Miscellaneous. This Amendment shall be subject to the terms and conditions of Section 12 of the Sponsor Support Agreement, mutatis mutandis.

Section 5. Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Amendment may be executed and delivered by facsimile or by an electronic scan delivered by electronic mail.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

AMPLITUDE HEALTHCARE HOLDINGS LLC
By:	Avego Healthcare Capital, L.P., its Managing Member

By:	/s/ Bala Venkataraman
Name:	Bala Venkataraman
Title:	Managing Member

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

By:	/s/ Bala Venkataraman
Name:	Bala Venkataraman
Title:	Chief Executive Officer

JASPER THERAPEUTICS, INC.

By:	/s/ Jeet Mahal
Name:	Jeet Mahal
Title:	Chief Financial and Business Officer

3